
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Registrant's 3rd Quarter 1996 Form 10-QSB and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                         533,273
<SECURITIES>                                         0
<RECEIVABLES>                                2,115,626
<ALLOWANCES>                                    19,926
<INVENTORY>                                    428,321
<CURRENT-ASSETS>                             3,462,592
<PP&E>                                      22,795,265
<DEPRECIATION>                               2,959,210
<TOTAL-ASSETS>                              24,214,930
<CURRENT-LIABILITIES>                        5,917,464
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         4,545
<OTHER-SE>                                   3,571,055
<TOTAL-LIABILITY-AND-EQUITY>                24,214,930
<SALES>                                              0
<TOTAL-REVENUES>                             8,545,374
<CGS>                                                0
<TOTAL-COSTS>                                6,879,362
<OTHER-EXPENSES>                                     0<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             986,320
<INCOME-PRETAX>                                933,454
<INCOME-TAX>                                   358,785
<INCOME-CONTINUING>                            574,669
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   480,746<F2>
<EPS-PRIMARY>                                      .09
<EPS-DILUTED>                                      .09

<F1>Other expenses and income for the period netted together result in income of
$253,762, primarily from equipment and property leases. The EDGARLink program does not allow for a income number to be entered in this field.
<F2>The difference between Income Continuing and Net Income of $93,923 relates to
Minority Interests in Preferred Stock Dividends of Consolidated Subsidiaries

